Exhibit 21

                       INFRASTRUCTURE INTERNATIONAL, INC.

                              List of Subsidiaries
                             ----------------------


       Name                                       Jurisdiction of Organization
     --------                                   --------------------------------

Guanghui Highway Project Company Limited           British Virgin Islands

Guanghui Highway Development Company Limited       People's Republic of China